UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2019

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 300 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2019, Document Security Systems, Inc., a New York corporation (the “Company”) entered into and closed on a subscription agreement (the “Subscription Agreement”) with Mr. Fai Heng Chan, Chairman of the Board of Directors of the Company. Pursuant to the Subscription Agreement, Mr. Chan purchased 6,000,000 shares of the Company’s common stock at a purchase price of $0.3037 per share, resulting in gross proceeds to the Company of $1,822,200, before deductions for placement agent fees and other expenses (the “Offering”).

Aegis Capital Corp. (the “Placement Agent”) acted as the exclusive placement agent for the Offering. In connection with the Offering, the Placement Agent is entitled to receive commissions of 8.0% of the total proceeds raised in the Offering, a non-accountable expense allowance equal to 1.0% of the total proceeds raised in the Officering, and a reimbursement of up to $40,000 of accountable expenses.

The foregoing summary of the Subscription Agreement is qualified in its entirety by reference to the full text of the Subscription Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 which is incorporated by reference, in its entirety, into this Item 3.02.

The common stock sold in the Offering described in Item 1.01 above were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act, since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director. Effective October 30, 2019, the Company’s Board of Directors (the “Board”) elected Mr. William Wu as a non-executive, independent member of the Company’s Board.

Mr. Wu, age 53, has served as the managing director of Investment Banking at Glory Sun Securities Limited since January 2019. Mr. Wu previously served as the executive director and chief executive officer of Power Financial Group Limited from November 2017 to January 2019. Mr. Wu has served as a director of Asia Allied Infrastructure Holdings Limited since February 2015. Mr. Wu previously served as a director and chief executive officer of RHB Hong Kong Limited from April 2011 to October 2017. Mr. Wu served as the chief executive officer of SW Kingsway Capital Holdings Limited (now known as Sunwah Kingsway Capital Holdings Limited) from April 2006 to September 2010. Mr. Wu holds a Bachelor of Business Administration degree and a Master of Business Administration degree of Simon Fraser University in Canada. He was qualified as a chartered financial analyst of The Institute of Chartered Financial Analysts in 1996.

Mr. Wu previously worked for a number of international investment banks and possesses over 26 years of experience in the investment banking, capital markets, institutional broking and direct investment businesses. He is a registered license holder to carry out Type 6 (advising on corporate finance) and Type 9 (asset management) regulated activities under the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong). Mr. Wu has served as a member of the Guangxi Zhuang Autonomous Region Committee of the Chinese People’s Political Consultative Conference in January 2013.

There is no arrangement or understanding with Mr. Wu and any other person pursuant to which he was elected as a director of the Company. There is no family relationship between him and any director or executive officer of the Company, and he is not a party to a related party transaction within the meaning of Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On November 1, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto and incorporated herein by reference in its entirety as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Number	Description

10.1	Form of Subscription Agreement
99.1	Press Release issued November 1, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: November 1, 2019	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	Chief Executive Officer and Interim Chief Financial Officer